SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2005

Date of Report
(Date of earliest event reported)

ADVANCIS PHARMACEUTICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20425 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 944-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      The information set forth under Item 3.02 is incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

      On April 26, 2005, Advancis Pharmaceutical Corporation (the “Company”) announced that it had entered into definitive agreements with certain institutional investors (the “Investors”) with respect to the sale of an aggregate of 6,846,735 shares of the Company’s common stock (the “Shares”) and warrants to purchase 2,396,357 shares of the Company’s common stock (the “Warrants”) in a private placement (the “Offering”). The Shares will be issued at a price of $3.98 per share, equal to the closing price on April 25, 2005. The Warrants will be exercisable for five years at a price $4.78 per share. The Company expects to raise gross proceeds from the offering of approximately $27 million. The Offering is expected to close on or about April 29, 2005.

      The Offering will be completed pursuant to several Purchase Agreements dated April 26, 2005 (the “Purchase Agreements”) by and between the Company and each of the Investors. The form of the Purchase Agreements is attached as Exhibit 10.1 to this Current Report on Form 8-K and includes the form of Warrant as an exhibit. A copy of the press release announcing the Offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

      Under the Purchase Agreements, the Company granted the Investors certain registration rights with respect to the Shares and the shares of common stock to be issued upon exercise of the Warrants. Neither the Shares sold to the Investors nor the shares of common stock to be issued upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

      Lehman Brothers Inc. (“Lehman”) acted as placement agent for the Offering. The Company will pay Lehman a fee equal to 6.0% of the gross proceeds raised in the Offering.

      HealthCare Ventures VII, L.P., an entity affiliated with James H. Cavanaugh, Ph.D. and Harold R. Werner, two of our directors, will acquire 1,758,795 of the Shares and Warrants exercisable for 615,578 shares of common stock. This entity’s participation in the Offering was approved by the Company’s audit committee and will be made on the same terms as the participation by the independent Investors in the Offering.

      The Shares will be offered and sold only to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption to the registration requirements under Section 4(2) of the Securities Act. All exhibits attached hereto are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

Exhibit	Description
10.1	Form of Purchase Agreement dated April 26, 2005, including the form of Warrant attached thereto.
99.1	Press Release issued April 26, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCIS PHARMACEUTICAL CORPORATION
Date: April 26, 2005	By:	/s/ Steven A. Shallcross
Steven A. Shallcross
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Form of Purchase Agreement dated April 26, 2005, including the form of Warrant attached thereto.
Exhibit 99.1	Press Release issued April 19, 2005.